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                                                                   EXHIBIT 10.15

                      AMENDMENT TO BUSINESS LOAN AGREEMENT
                                                                  DATE: 11/23/99
FirstMerit Bank, N.A., is the holder of several Business Loan Agreements between AMERICAN STONE CORPORATION and FIRSTMERIT BANK, N.A.

FOR VALUE RECEIVED, the undersigned and FirstMerit Bank, N.A. hereby acknowledge and consent to amend said Loan Agreement as follows:

         1. UNDER THE SECTION ENTITLED "NEGATIVE COVENANTS"; SUBSECTION ENTITLED "CONTINUITY OF OPERATIONS", ADD THE FOLLOWING
                  PROVISIONS:

                  Notwithstanding the foregoing, Borrower may (i) pay quarterly dividends to American Stone Industries, Inc. ("Parent") equal to the interest accrued under an 8.00% Convertible Subordinated Note, dated September 23, 1999, issued by Parent and payable to Roulston Ventures Limited Partnership (the "Subordinated Note") and (ii) pay a dividend or dividends to Parent in an amount equal to the outstanding principal amount of the Subordinated Note upon and after maturity of the Subordinated Note, but in any case, only so long as no Event of Default has occurred and is continuing or would result from the payment of any such dividends. Any payments in excess of the accrued interest payable under the Subordinated Note prior to its maturity are prohibited.

It is expressly agreed by the parties hereto that this Amendment to the Loan Agreement does not change any other terms or conditions of said Loan Agreement not specifically amended herein, and that all such terms and conditions not amended shall remain in full force and effect and are expressly applicable to the terms of this Amendment to Loan Agreement.

The makers, sureties, guarantors and endorsers hereby authorize and empower any Attorney-at-Law in the State of Ohio, in our names and behalf, or in the name and behalf of any of us to appear before any court in the State of Ohio having statutory jurisdiction to render a cognovit judgment against any of the makers or endorsers at any time after this obligation becomes due, and waive process and service thereof, and, without notice, confess judgment against us, or any of us, in favor of us, in favor of the Bank, for the amount that may appear to be due hereon for principal, interest, damages, and cost of suit, releasing all errors in judgment so confessed and waiving all right and benefit of appeal, and any and all proceedings to set aside, vacate, open, suspend, or reverse such judgment or any execution issued for the collection thereof.


FIRSTMERIT BANK, N.A.                      AMERICAN STONE CORPORATION


By:  /s/ Lawrence P. Allen                     By:  /s/ James M. Rallo
     -----------------------------------          ------------------------------
         Lawrence P. Allen                              James M. Rallo

Title:      Assistant Vice President           Title:      President
      ----------------------------------             ---------------------------

WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.